Distribution Financial Services RV Trust 1999-1
September 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                         $891,807,163.33
Beginning Pool Factor                                               0.89180413

Distribution Allocable to Principal on Notes
               Prior                                 Current
Class    Principal Payments $1000 of orig.prin.bal. Principal Payment $1000 of orig.prin.bal.
A-1       $19,253,453.05         170.7729353         $4,546,760.37        40.3285381
A-2                $0.00           0.0000000        $14,507,828.37        63.7625462
A-3                $0.00           0.0000000                 $0.00         0.0000000
A-4                $0.00           0.0000000                 $0.00         0.0000000
A-5                $0.00           0.0000000                 $0.00         0.0000000
A-6                $0.00           0.0000000                 $0.00         0.0000000
  B                $0.00           0.0000000                 $0.00         0.0000000
  C                $0.00           0.0000000                 $0.00         0.0000000

Distribution Allocable to Interest on Notes
                             Prior                                 Current
Class         Rate      Interest Payment $1000 of orig.prin.bal. Interest Payments $1000 of orig.prin.bal.
A-1           4.97%         $105,144.05           0.9325994          $18,831.17         0.1670274
A-2           5.38%       $1,020,088.35           4.4833333       $1,020,088.35         4.4833333
A-3           5.70%         $940,490.50           4.7500000         $940,490.50         4.7500000
A-4           5.84%         $937,524.40           4.8666667         $937,524.40         4.8666667
A-5           5.97%         $794,616.95           4.9750000         $794,616.95         4.9750000
A-6           6.02%         $322,902.77           5.0166667         $322,902.77         5.0166667
  B           6.36%         $132,500.00           5.3000000         $132,500.00         5.3000000
  C           7.23%         $120,500.00           6.0250000         $120,500.00         6.0250000

Note Balance After Giving Effect to Principal Distribution
Class    Beginning Balance        Pool Factor  Ending Balance      Pool Factor
A-1        4,546,760.37            0.0403285            $0.00         0.0000000
A-2      227,529,000.00            1.0000000  $213,021,171.63         0.9362375
A-3      197,998,000.00            1.0000000  $197,998,000.00         1.0000000
A-4      192,642,000.00            1.0000000  $192,642,000.00         1.0000000
A-5      159,722,000.00            1.0000000  $159,722,000.00         1.0000000
A-6       64,366,000.00            1.0000000   $64,366,000.00         1.0000000
  B       25,000,000.00            1.0000000   $25,000,000.00         1.0000000
  C       20,000,000.00            1.0000000   $20,000,000.00         1.0000000

Servicing Fee                                                       $371,586.32
Servicing Fee Per $1,000 of Orig.Note                                 0.3715863

Realized Losses                                                     $676,706.69

Reserve Account Balance                                          $16,359,317.00

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                 $24,632,202.97
          Interest Payments Received                              $6,544,442.87
          Scheduled Principal Payments Received                   $4,596,429.04
          Principal Prepayments Received                         $13,491,331.06

Distribution to Residual Interestholders                                  $0.00

Noteholders' Interest Carryover Shortfall                                 $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note             0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collection Period                                              $0.00

Ending Pool Balance                                             $872,752,574.59
Ending Pool Factor                                                   0.87274960